EXHIBIT 24

REGISTRATION STATEMENT

POWER OF ATTORNEY

Timken Company Savings and Investment Pension Plan

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Company”), hereby (1) constitutes and appoints Glenn A. Eisenberg, William R. Burkhart, and Scott A. Scherff, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more registration statements on Form S-8, or other appropriate form (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock, without par value, of the Company issuable pursuant to The Timken Company Savings and Investment Pension Plan (the “Plan”), and if required, the related participation interests under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 10th day of February 2012.

/s/ John M. Ballbach	/s/ Joseph W. Ralston
John M. Ballbach	Joseph W. Ralston

/s/ Phillip R. Cox	/s/ John P. Reilly
Phillip R. Cox	John P. Reilly

/s/ Glenn A. Eisenberg	/s/ Frank C. Sullivan
Glenn A. Eisenberg (Principal Financial Officer)	Frank C. Sullivan

/s/ James W. Griffith	/s/ John M. Timken, Jr.
James W. Griffith (Principal Executive Officer)	John M. Timken, Jr.

/s/ Jacqueline F. Woods	/s/ Ward J. Timken, Jr.
Jacqueline F. Woods	Ward J. Timken, Jr.

/s/ John A. Luke, Jr.	/s/ J. Ted Mihaila
John A. Luke, Jr.	J. Ted Mihaila

/s/ Ward J. Timken
Ward J. Timken